Exhibit 4(e)

                          INVESTMENT ADVISORY AGREEMENT

      AGREEMENT made as of November 1, 2000, by and between MERCURY TARGET SELECT EQUITY FUND, INC. (the "Fund") and FUND ASSET MANAGEMENT, L.P., doing business as MERCURY ADVISORS (hereinafter referred to as the "Investment Adviser"), a Delaware limited partnership.

                              W I T N E S S E T H:

      WHEREAS, the Fund is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Investment Company Act");

      WHEREAS, the Directors of the Fund (the "Directors") have determined that the Fund will operate as a feeder fund that seeks to achieve its investment objectives by investing all of its assets in shares of a master fund or other pooled investment vehicle with the same investment objectives and policies as the Fund, and the Directors intend such arrangement to continue indefinitely;

      WHEREAS, the Directors may, at some future time, direct the Fund to withdraw all of its assets from the shares of a master fund or other pooled investment vehicle and invest directly in portfolio securities in accordance with its investment objectives and policies;

      WHEREAS, the Investment Adviser is engaged principally in rendering management and investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940;

      WHEREAS, the Fund desires to retain the Investment Adviser to provide management and investment advisory services to the Fund in the manner and on the terms hereinafter set forth; and

      WHEREAS, the Investment Adviser is willing to provide management and investment advisory services to the Fund on the terms and conditions hereafter set forth.

      NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Fund and the Investment Adviser hereby agree as follows:

                                    ARTICLE I
                        DUTIES OF THE INVESTMENT ADVISER

      The Fund hereby employs the Investment Adviser to act as a manager and investment adviser of the Fund and to furnish, or arrange for other persons or entities (including, without limitation, affiliates of the Investment Adviser) to furnish, the management and investment advisory services described below, subject to the policies of, review by and overall control of the Directors, for the period and on the terms and conditions set forth in this Agreement. The Investment Adviser hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. The Investment Adviser and its affiliates shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed agents of the Fund.

            (a) Management Services. The Investment Adviser shall perform (or arrange for the performance of) the management and administrative services necessary for the operation of the Fund, to the extent such services are not otherwise provided for pursuant to an Administration Agreement to which the Fund is a party. The Investment Adviser shall provide the Fund with office space, facilities, equipment and necessary personnel and such other services as the Investment Adviser, subject to review by the Directors, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Investment Adviser shall also, on behalf of the Fund, conduct relations (or arrange for the conduct of such relations) with custodians, depositories, transfer agents, dividend disbursing agents, other shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Investment Adviser shall generally monitor (or arrange for the monitoring of) the Fund's compliance with investment policies and restrictions as set forth in the Registration Statement of the Fund filed with the Securities and Exchange Commission under the Investment Company Act, as amended from time to time (the "Registration Statement"). The Investment Adviser shall make reports (or arrange for the making of such reports) to the Directors of its
      performance   of   obligations    hereunder   and   furnish   advice   and
      recommendations with respect to such other aspects of the business and affairs of the Fund as it shall determine to be desirable.

            (b) Investment Advisory Services. The Investment Adviser shall provide (or arrange for the provision of) the Fund with such investment research, advice and supervision as the latter may from time to time consider necessary for the proper supervision of the assets of the Fund, shall furnish (or arrange for the furnishing of) continuously an investment program for the Fund and shall determine (or arrange for the determination of) from time to time which securities shall be purchased, sold or exchanged and what portion of the assets of the Fund shall be held in the various securities and other financial instruments in which the Fund invests or cash, subject always to the restrictions of the Articles of Incorporation and By-Laws of the Fund, as amended from time to time, the provisions of the Investment Company Act and the statements relating to the Fund's investment objectives, investment policies and investment restrictions as the same are set forth in the Fund's current Registration Statement. The Investment Adviser shall make decisions (or arrange for the making of such decisions) for the Fund as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Fund's portfolio securities shall be exercised. Should the Directors at any time, however, make any definite determination as to investment policy and notify the Investment Adviser thereof in writing, the Investment Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Investment Adviser shall take, on behalf of the Fund, all actions (or arrange for the taking of all such actions) which it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale of portfolio securities for the Fund's account with brokers or dealers selected by it, and to that end, the Investment Adviser is authorized as the agent of the Fund to give instructions to the custodian of the Fund as to deliveries of securities and payments of cash for the account of the Fund. In connection with the selection of such brokers or dealers and the placing of such orders with respect to assets of the Fund, the Investment Adviser is directed at all times to seek to obtain execution and price within the policy guidelines determined by the Directors and set forth in the then current Registration Statement. Subject to this requirement and the provisions of the Investment Company Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Investment Adviser may select brokers or dealers with which it or the Fund is affiliated.

            (c) Sub-Advisers. In carrying out its responsibilities hereunder, the Investment Adviser may employ, retain or otherwise avail itself of the services of other persons or entities (including without limitation, affiliates of the Investment Adviser), on such terms as the Investment Adviser shall determine to be necessary, desirable or appropriate. However, if the Investment Adviser chooses to retain or avail itself of the services of another person or entity to manage assets of the Fund, or any portion thereof as determined by the Investment Adviser such other person or entity must be (i) retained at the Investment Adviser's own cost and expense and (ii) retained subject to the requirements of Section 15 of the Investment Company Act. Retention of one or more sub-advisers, or the employment or retention of other persons or entities to perform services, shall in no way reduce the responsibilities or obligations of the Investment Adviser under this Agreement and the Investment Adviser shall be responsible for all acts and omissions of such sub-advisers, or other persons or entities, in connection with the performance of the Investment Adviser's duties hereunder.

            (d) Notice Upon Change in Partners of the Investment Adviser. The Investment Adviser is a limited partnership and its limited partner is Merrill Lynch & Co., Inc. and its general partner is Princeton Services, Inc. The Investment Adviser will notify the Fund of any change in the membership of the partnership within a reasonable time after such change.

            (e) The Investment Adviser shall have no obligation to perform pursuant to this Article I unless and until the Directors direct the Fund to withdraw all of its assets from shares of a master fund or other pooled investment vehicle and direct the Investment Adviser to directly manage the Fund's assets in the manner and on the terms set forth in this Agreement.

                                   ARTICLE II
                       ALLOCATION OF CHARGES AND EXPENSES

            (a) The Investment Adviser. The Investment Adviser shall assume and shall pay, or cause its affiliate to pay, for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall, at its own expense, provide the office space, facilities and necessary personnel which it is obligated to provide under Article I hereof. The Investment Adviser shall pay, or cause its affiliate to pay, compensation of all Officers and all Directors of the Fund who are affiliated persons of the Investment Adviser or any sub-adviser, or of an affiliate of the Investment Adviser or any sub-adviser.

            (b) The Fund. The Fund shall assume and shall pay or cause to be paid all other expenses of the Fund (except for the expenses paid by FAM Distributors, Inc. (the "Distributor")), including, without limitation: taxes, expenses for legal and auditing services, costs of printing proxies, shareholder reports, copies of the Registration Statement, charges of the custodian, any sub-custodian and transfer agent, expenses of portfolio transactions, expenses of redemption of shares, Securities and Exchange Commission fees, expenses of registering the shares under Federal, state and foreign laws, fees and actual out-of-pocket expenses of Directors who are not affiliated persons of the Investment Adviser or any sub-adviser, or of an affiliate of the Investment Adviser or any sub-adviser, accounting and pricing costs (including the daily calculation of the net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Fund. It is also understood that the Fund shall reimburse the Investment Adviser or an affiliate of the Investment Adviser for its costs in providing accounting services to the Fund. The Distributor will pay certain of the expenses of the Fund incurred in connection with the continuous offering of shares of beneficial interest of the Fund.

            (c) No payment or reimbursement of charges and expenses shall be accrued or payable under this Article II by either the Fund or the Investment Adviser unless and until the Directors direct that the Fund withdraw all of its assets from shares of a master fund or other pooled investment vehicle and direct the Investment Adviser to directly manage the Fund's assets in the manner and on the terms set forth in this Agreement.

                                   ARTICLE III
                     COMPENSATION OF THE INVESTMENT ADVISER

      (a) Management and Investment Advisory Fee. For the services rendered, the facilities furnished and expenses assumed by the Investment Adviser, the Fund shall pay to the Investment Adviser at the end of each calendar month a fee based upon the average daily value of the net assets of the Fund, as determined and computed in accordance with the description of the determination of net asset value contained in the Registration Statement, at the annual rate of 1.0625% of the average daily net assets of the Fund, commencing on the day following effectiveness hereof. If this

Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fee as set forth above. Payment of the Investment Adviser's compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated above. During any period when the determination of net asset value is suspended by the Directors, the net asset value of a share as of the last business day prior to such suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

      (b) The Fund shall have no obligation to perform pursuant to this Article III unless and until the Directors direct that the Fund withdraw all of its assets from shares of a master fund or other pooled investment vehicle and direct the Investment Adviser to directly manage the Fund's assets in the manner and on the terms set forth in this Agreement. Upon such direction, the obligation of the Fund to compensate the Investment Adviser in the manner set forth in this Article III shall accrue upon an effective date to be determined by the Directors.

                                   ARTICLE IV
                LIMITATION OF LIABILITY OF THE INVESTMENT ADVISER

      The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this
Article IV, the term "Investment Adviser" shall include any affiliates of the Investment Adviser performing services for the Fund contemplated hereby and partners, directors, officers and employees of the Investment Adviser and such affiliates.

                                    ARTICLE V
                      ACTIVITIES OF THE INVESTMENT ADVISER

      The services of the Investment Adviser to the Fund are not to be deemed to be exclusive, and the Investment Adviser and each affiliate and subadviser, if any, is free to render services to others. It is understood that Directors, officers, employees and shareholders of the Fund are or may become interested in the Investment Adviser and its affiliates, as directors, officers, employees, partners and shareholders or otherwise, and that the Investment Adviser and directors, officers, employees, partners and shareholders of the Investment Adviser and its affiliates are or may become similarly interested in the Fund as shareholders or otherwise.

                                   ARTICLE VI
                   DURATION AND TERMINATION OF THIS AGREEMENT

      This Agreement shall become effective as of the date first above written, and shall remain in force for two years thereafter, and thereafter continue from year to year, but only so long as such continuance is specifically approved at least annually by (i) the Directors, or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

      This Agreement may be terminated at any time, without the payment of any penalty, by the Directors or by the vote of a majority of the outstanding voting securities of the Fund, or by the Investment Adviser, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

                                   ARTICLE VII
                          AMENDMENTS OF THIS AGREEMENT

      This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the vote of a majority of outstanding voting securities of the Fund, and (ii) a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                                  ARTICLE VIII
                          DEFINITIONS OF CERTAIN TERMS

      The terms "vote of majority of the outstanding voting securities," "assignment," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

                                   ARTICLE IX
                                  GOVERNING LAW

      This Agreement shall be construed in accordance with laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written. This Agreement may be executed by the parties hereto on any number of counterparts, all of which together shall constitute one and the same instrument.



                              MERCURY TARGET SELECT EQUITY FUND, INC.

                              By:  Terry K. Glenn
                                 ------------------------------------
                              Title: Executive Vice President


                              FUND ASSET MANAGEMENT, L.P., doing business as MERCURY ADVISORS


                              By:  PRINCETON SERVICES, INC.,
                                   GENERAL PARTNER

                              By:  Terry K. Glenn
                                 ------------------------------------
                              Title:  Executive Vice President